QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.3

CONSENT OF K. BARTSCH

The undersigned hereby consents to reference to the undersigned's name included or incorporated by reference in the Registration Statement on Form F-10 being filed by IAMGOLD Corporation under the United States Securities Act of 1933, as amended, in connection with (1) the mineral reserve estimates for the Sadiola Gold Mine in Mali; (2) the mineral reserve estimates for the Yatela Gold Mine in Mali; and (3) the annual information form of the Company dated March 28, 2008, which includes reference to the undersigned's name in connection with information relating to the Sadiola and Yatela Gold Mines and the properties described therein, and to all other references to the undersigned's name included or incorporated by reference in such Registration Statement.

Date: March 9, 2009

/s/ KAROL BARTSCH
 Name: Karol Bartsch, Bachelor of Science—Mining (Honors), Member of AusIMM
Title: Senior LT Planning Engineer,
Anglo Gold Ashanti
Company: SEMOS—Sadiola Hill Gold Mine, Republic of Malia

QuickLinks

  Exhibit 5.3
CONSENT OF K. BARTSCH